Amendment to Fund Participation Agreement

This Amendment to Fund Participation Agreement (the “Amendment”) is dated ______ __, 20__, and is entered into by and among [Name of Insurance Company/Firm], a [state of incorporation] insurance company (the “Company”), ALPS Variable Investment Trust, a Delaware Statutory Trust (the “Trust” or the “Fund,” and each series of the Trust listed on Exhibit B, as applicable, a “Portfolio” and collectively, the “Portfolios”), ALPS Advisors, Inc. a Colorado corporation, (“AAI”), and ALPS Portfolio Solutions Distributor, Inc. (“APSD”), a Colorado corporation.

WHEREAS, the Company, the Trust, AAI, and APSD previously entered into a Fund Participation Agreement dated [date of Participation Agreement], as amended (the “Agreement”); and

WHEREAS, the Company, the Trust, AAI, and APSD wish to amend the Agreement in order to add the ALPS | QMA Market Participation Portfolio to the Portfolios made available by the Trust under the Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Schedule B of the Agreement is hereby deleted and replaced in its entirety with the new Schedule B attached hereto.

2.            Schedule D of the Agreement is hereby deleted and replaced in its entirety the new Schedule D attached hereto.

3.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the date first written above.

[NAME OF INSURANCE COMPANY]	ALPS VARIABLE INVESTMENT TRUST

By:	By:
Name:	Name:
Title:	Title:

ALPS ADVISORS, INC.	ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:	By:
Name:	Name:
Title:	Title:

PARTICIPATION AGREEMENT

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALPS VARIABLE INVESTMENT TRUST
Morningstar Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II)
Morningstar Growth ETF Asset Allocation Portfolio (Class I/Class II)
Morningstar Balanced ETF Asset Allocation Portfolio (Class I/Class II)
Morningstar Income and Growth ETF Asset Allocation Portfolio (Class I/Class II)
Morningstar Conservative ETF Asset Allocation Portfolio (Class I/Class II)
ALPS | Alerian Energy Infrastructure Portfolio (Class I/Class III)
ALPS | Stadion Tactical Defensive Portfolio (Class I/Class III)
ALPS | Red Rocks Listed Private Equity Portfolio (Class I/Class III)
ALPS | Stadion Tactical Growth  Portfolio (Class I/Class III)
ALPS | QMA Market Participation  Portfolio (Class I/Class III)

PARTICIPATION AGREEMENT

SCHEDULE D

In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

All Designated Portfolios

Name of Portfolio	Share Class	12b-1 Fee	Service Fee	Total Eligible Fees
Morningstar Aggressive Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Morningstar Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Morningstar Balanced ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Morningstar Income and Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Morningstar Conservative ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
ALPS | Alerian Energy Infrastructure Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Tactical Defensive Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Red Rocks Listed Private Equity Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Tactical Growth Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | QMA Market Participation Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%

In accordance with each Fund’s then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement.  Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

FOR THE MORNINGSTAR PORTFOLIOS ONLY (Morningstar Aggressive Growth ETF Asset Allocation Portfolio, Morningstar Growth ETF Asset Allocation Portfolio, Morningstar Balanced ETF Asset Allocation Portfolio, Morningstar Income and Growth ETF Asset Allocation Portfolio and Morningstar Conservative ETF Asset Allocation Portfolio Only)

Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts From	Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts To	Revenue Sharing Will be Paid by Adviser at an Annual Rate of
$0.00	$249,999,999.99	0.125%
$250,000,000.00	$999,999,999.99	0.150%
$1,000,000,000.00	$2,249,999,999.99	0.175%
$2,500,000,000.00	above	0.200%

Such payments shall be computed daily and paid monthly in arrears.  The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.  The foregoing revenue sharing payments will be made solely in connection with assets attributable to Shares of the Morningstar Aggressive Growth ETF Asset Allocation Portfolio, Morningstar Growth ETF Asset Allocation Portfolio, Morningstar Balanced ETF Asset Allocation Portfolio, Morningstar Income and Growth ETF Asset Allocation Portfolio and Morningstar Conservative ETF Asset Allocation Portfolio.